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EXHIBIT 10.1 - NOTE GUARANTEE INSURANCE POLICY

                           AMBAC ASSURANCE CORPORATION
                             One State Street Plaza
                               New York, NY 10004

                         NOTE GUARANTEE INSURANCE POLICY

Insured Obligations:    FNANB Credit Card Master Note Trust (the "Note Trust")
                        $423,500,000 Class A Floating Rate Asset Backed Notes,
                        Series 2003-A Policy No: AB0668BE

Effective Date:         May 29, 2003

        Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance company ("Ambac"), in consideration of the payment of the premium and subject to the terms of this Note Guarantee Insurance Policy (this "Policy"), hereby agrees unconditionally and irrevocably to pay to the Indenture Trustee for the benefit of the Holders of the Insured Obligations, subject to prior presentation of a Notice (as defined below) in accordance with the terms of this Policy, payment of that portion of the Insured Amounts (as defined below) that are Deficiency Amounts which shall become Due For Payment but shall be unpaid by reason of Non-Payment and certain Preference Amounts; provided, however, that the aggregate of all Preference Amounts (as defined below) shall be subject to the limitations in such term; provided, further, that in no event shall the amount payable by Ambac with respect to Insured Amounts under this Policy exceed the Policy Amount (as defined below). Ambac's obligations under this Policy with respect to an Insured Amount shall be discharged to the extent funds to pay such Insured Amount are (i) deposited with the Indenture Trustee for payment to the Holders in accordance with the Indenture, the Transfer and Servicing Agreement or the Pooling Agreement or (ii) disbursed by Ambac as provided in this Policy to the Indenture Trustee, for payment to the Holders, in each case, whether or not such funds are properly applied by the Indenture Trustee or any Paying Agent, and Ambac shall have no further obligation hereunder in respect of such Insured Amount. Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Insured Obligations (including any early redemption), unless such acceleration is at the sole option of Ambac.

        Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the Note Trust, the Indenture Trustee, the Trust or the Transferor for withholding taxes, if any (including interest and penalties in respect of such liability).

        Subject to the foregoing, Ambac shall make payment to the Indenture Trustee of any Preference Amount, if sufficient funds are not otherwise available for payment of such disgorgement or recovery, when due to be paid pursuant to an Order (as defined below), the later of (x) the date when due to be paid pursuant to the Order referred to below and (y) the fifth Business Day following receipt on a Business Day by Ambac in New York, New York of (i) a certified copy of the final nonappealable order of a court or other governmental body exercising competent jurisdiction ordering the recovery by a receiver, conservator, debtor-in-possession or

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trustee in bankruptcy of a Preference Amount (an "Order"), (ii) a certificate by or on behalf of the Holders or the Indenture Trustee that the Order has been entered and is not subject to stay, (iii) an assignment in such form as reasonably required by Ambac, duly executed and delivered by the Indenture Trustee or the Holders, as applicable, irrevocably assigning to Ambac all rights and claims of the Indenture Trustee or the Holders, as applicable, relating to or arising under the Insured Obligations against the debtor which made such preference payment or otherwise with respect to such Preference Amount, (iv) appropriate instruments to effect (when executed by the affected party) the appointment of Ambac as agent for the Indenture Trustee and the Holders in any legal proceeding relating to such preference payment in a form satisfactory to Ambac, and (v) a Notice appropriately completed and executed by the Indenture Trustee; provided, that if such documents are received after 12:00 noon, New
York City time, on such Business Day, they will be deemed to be received on the following Business Day; provided, further, that Ambac shall not be obligated to make any payment in respect of any Preference Amount representing a payment in respect of principal on the Insured Obligations prior to the time Ambac would have been required to make a payment in respect of such principal pursuant to the first paragraph hereof; provided, further, that in no event shall Ambac be obligated to make any payment in respect of any Preference Amount to the extent that such payment, when added to all prior payments of Insured Amounts, would exceed the Policy Amount. Such payments shall be disbursed to the court or other governmental body or receiver, conservator, debtor-in-possession, or trustee in bankruptcy named in the Order on behalf of such Holders and not to any Holder or the Indenture Trustee directly unless such Holder or the Indenture Trustee, as applicable, has returned principal or interest paid on the Insured Obligations to such court or other governmental body or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Order, in which case such payment shall be disbursed to the Indenture Trustee on behalf of such Holder, subject to delivery of (a) the items referred to in clauses (i) through
(v) above to Ambac and (b) evidence satisfactory to Ambac that payment has been made to such court or other governmental body or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in such Order.

        Ambac shall pay any amounts (other than Preference Amounts) due hereunder in immediately available funds no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by Ambac of a Notice; provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day or a day that is not a Business Day, it shall be deemed to be received on the following Business Day. The terms "receipt" and "received" mean, with respect to any item to be delivered under this Policy with respect to a claim, actual delivery to Ambac, before 12:00 noon, New York City time, on a Business Day; delivery of any item to be delivered under this Policy on a day that is not a Business Day or after 12:00 noon, New York City time on a Business Day, shall be deemed to be received on the following Business Day. If any Notice, certificate, instrument or other item given under this Policy received by Ambac is not in proper form or is not properly completed, executed, delivered or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by Ambac for purposes of this Policy, and Ambac shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice, certificate, instrument or other item.

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        Insured Payments due hereunder, unless otherwise stated herein, will be disbursed by Ambac to the Indenture Trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Amount less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payments and legally available therefor.

        Upon any payment hereunder, Ambac shall be subrogated to the rights of each Holder and the Indenture Trustee to receive any and all amounts due under the Insured Obligations solely to the extent funds are available therefor under the terms of the Indenture to the extent of any payment by Ambac under this Policy. Once payments of the Insured Amounts have been made to the Indenture Trustee or deposited into the Collection Account, with respect to interest, or the Principal Funding Account, with respect to principal (including any payment in respect of Potential Class A Charge-Offs), Ambac shall have no further obligation hereunder in respect of such Insured Amounts.

        Ambac hereby agrees that if, as of any Distribution Date, it has become subrogated to the rights of Holders by virtue of any previous payment under this Policy, no recovery of such payment will occur unless the full amount of the Holders' allocable distributions for such Distribution Date are made and solely to the extent funds are allocated and available therefor in accordance with the Indenture Supplement. In so doing, Ambac does not waive its rights to seek full payment of all Insurance Policy Reimbursement Amounts owed to it, subject to the foregoing and, with respect to the Note Trust, solely to the extent funds are available therefor in accordance with the Indenture Supplement.

        Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture or in the Pooling Agreement as of the Effective Date of this Policy, without regard to any amendment or modification to the Indenture or the Pooling Agreement after such Effective Date unless such amendment or modification has been approved in writing by Ambac.

        As used herein, the following terms shall have the following meanings:

        "Deficiency Amount" means (x) in respect of each Distribution Date, an amount equal to the sum of (a) the amount equal to the excess, if any, of (i) the Class A Monthly Interest payable on such Distribution Date over (ii) the Available Funds, Shared Excess Finance Charge Collections, Reallocated Principal Collections and amounts withdrawn from the Spread Account available to pay the Class A Monthly Interest on such Distribution Date and (b) the Potential Class A Charge-Off for such Distribution Date; and (y) on the Series 2003-A Termination Date, the outstanding principal amount of the Insured Obligations as reduced by the application of all Available Principal Collections, amounts withdrawn from the Spread Account and amounts on deposit in the Principal Funding Account (and all other funds available for reduction of principal on the Insured Obligations on such Series 2003-A Termination Date); provided, however, that no payment (other than any payment made in respect of Preference Amounts) under this Policy with respect to any Distribution Date shall exceed the Policy Amount for such Distribution Date.

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        "Due For Payment" means, with respect to any Insured Amount that is a
Deficiency Amount, such amount that is due and payable under the Indenture on the related Distribution Date.

        "Holder" means each Class A Noteholder who, on the applicable date, is entitled under the terms of the applicable Insured Obligations to payment thereunder other than the Bank, Circuit City or any of their respective Affiliates.

        "Indenture" means the Master Indenture dated as of July 1, 2002 (the "Base Indenture"), between the Note Trust and JPMorgan Chase Bank, as indenture trustee (together with any successor, the "Indenture Trustee"), as supplemented by the Indenture Supplement dated as of May 29, 2003 (the "Indenture Supplement"), between the Note Trust and the Indenture Trustee.

        "Insolvency Proceeding" means the commencement, after the date hereof, of any bankruptcy, insolvency, receivership, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against the Transferor, the Bank, the Certificate Trust, Circuit City or the Note Trust, the commencement, after the date hereof, of any proceedings by or against the Transferor, the Bank, the Certificate Trust, Circuit City or the Note Trust for the winding up or liquidation of its affairs, or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, receivership, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor, the Bank, the Certificate Trust, Circuit City or the Note Trust.

        "Insurance Policy Reimbursement Amounts" means, as to any Distribution Date or the Series 2003-A Termination Date, the sum of (x)(i) all Insured Payments paid by Ambac, but for which Ambac has not been reimbursed prior to such Distribution Date or Series 2003-A Termination Date pursuant to the Indenture Supplement, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date the Indenture Trustee received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to Ambac under the Insurance Agreement plus (ii) interest on such amounts at the Late Payment Rate.

        "Insured Amount" means (i) as of any Distribution Date or the Series 2003-A Termination Date, the Deficiency Amount and (ii) as of any Business Day, any Preference Amount; provided, that in no event shall the amount payable by Ambac under this Policy exceed the Policy Amount.

        "Insured Obligations" means the FNANB Credit Card Master Note Trust $423,500,000 Class A Floating Rate Asset Backed Notes, Series 2003-A.

        "Insured Payment" means, with respect to any Distribution Date or the Series 2003-A Termination Date, the aggregate amount paid by Ambac to the Indenture Trustee in respect of (i) Deficiency Amounts for such Distribution Date or the Series 2003-A Termination Date and (ii) Preference Amounts for any given Business Day.

        "Non-Payment" means, with respect to any Distribution Date, a Deficiency Amount which is Due For Payment but has not been paid pursuant to the Indenture.

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        "Note Trust" means the FNANB Credit Card Master Note Trust created by the Trust Agreement.

        "Notice" means a telephonic or telegraphic notice, promptly confirmed in writing by telecopy, substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail from the Indenture Trustee to Ambac specifying the Insured Amount which shall be due and owing on the applicable Distribution Date or Business Day with respect to Preference Amounts.

        "Policy Amount" means, with respect to any Distribution Date, the sum of
(a) the outstanding principal amount of the Insured Obligations on such Distribution Date and (b) accrued and unpaid interest due on the Insured Obligations at the Class A Note Rate on such Distribution Date.

        "Pooling Agreement" means the Amended and Restated Master Pooling and Servicing Agreement dated as of December 31, 2001 among DC Funding International, Inc., as transferor (the "Transferor"), First North American National Bank, as servicer (the "Servicer"), and JPMorgan Chase Bank, as trustee (together with any successor, the "Trustee") (the "Pooling and Servicing Agreement"), as supplemented by the Collateral Series Supplement dated as of July 19, 2002 (the "Series Supplement") among the Transferor, the Servicer and the Trustee.

        "Potential Class A Charge Off" shall have the meaning set forth in the Indenture Supplement.

        "Preference Amount" means any payment of principal or interest on any Insured Obligation which has become Due for Payment, the nonpayment of which would have been covered by the Policy, which is made to a Holder by or on behalf of the Note Trust, which has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding.

        "Series 2003-A Termination Date" means the May 2011 Distribution Date.

        "Transfer and Servicing Agreement" means the Transfer and Servicing Agreement dated as of July 1, 2002 among the Transferor, the Servicer and the Note Trust.

        "Trust Agreement" means the Amended and Restated Trust Agreement dated as of July 1, 2002 between the Transferor and Wilmington Trust Company, a Delaware banking corporation, as owner trustee.

        "U.S. Dollar" means the lawful currency of the United States of America as of the Closing Date.

        Any notice hereunder or service of process on Ambac may be made at the address listed below or such other address as Ambac shall specify in writing to the Indenture Trustee.

        The notice address of Ambac Assurance Corporation is One State Street Plaza, New York, New York 10004, Attention: General Counsel, telephone number
(212) 668-0340 and

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facsimile number (212) 509-9190, or such other address as Ambac shall specify to the Indenture Trustee in writing.

        This Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

        THE INSURANCE PROVIDED BY THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

        This Policy is non-cancelable by Ambac for any reason, including failure to receive payment of any premium due hereunder or any other amounts due under the Insurance Agreement. The premium on this Policy is not refundable for any reason including payment of the Insured Obligations, or provision being made for payment thereof, prior to maturity of the Insured Obligations. This Policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Ambac, nor against any risk other than Non-Payment, including failure of the Indenture Trustee or any Paying Agent to make any payment due Holders of the Insured Amounts.

        For purposes of this Policy, the amount due on the Insured Obligations at any time shall be deemed to have been reduced by the amount of any payment made by or on behalf of the Note Trust to a Holder or to the Indenture Trustee or any Paying Agent, which payment shall have been made in respect of the amounts due on the Insured Obligations.

        This Policy and the obligations of Ambac hereunder shall terminate upon the date that is one year and one day following the earlier of (a) the Series 2003-A Termination Date, and (b) the date on which all amounts required to be paid to the Holders under the Indenture have been paid in full; provided, that, if any Insolvency Proceeding is existing during such one year and one day period, then this Policy and Ambac's obligations hereunder shall terminate on the later of (i) the end of such one year and one day period and (ii) the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court or other governmental body in such Insolvency Proceeding, provided, further, that, notwithstanding anything herein to the contrary, this Policy shall not terminate prior to the date on which Ambac has made all payments required to be made under the terms of this Policy in respect of Preference Amounts.

        This Policy sets forth in full the undertaking of Ambac and, except as expressly provided herein, may not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto, and may not be cancelled or revoked.

        No Person other than the Indenture Trustee shall be entitled to present the Notice.

                  [Remainder of Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, Ambac has caused this Policy to be executed this
29th day of May, 2003.

                                             AMBAC ASSURANCE CORPORATION

        Attest: /s/ Melissa Velie               By: /s/ Aaron T. Caine
        Title:  Assistant Secretary             Name:  Aaron T. Caine
                                                Title: Vice President

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                                    EXHIBIT A

                       TO NOTE GUARANTEE INSURANCE POLICY
                                NUMBER: AB0668BE

                  NOTICE UNDER NOTE GUARANTEE INSURANCE POLICY

Ambac Assurance Corporation
One State Street Plaza
New York, NY  10004
Attention:  General Counsel

        The undersigned individual, a duly authorized officer of JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee"), hereby certifies to Ambac Assurance Corporation ("Ambac"), with reference to Note Guarantee Insurance Policy Number: AB0668BE (the "Policy") issued by Ambac in favor of the Indenture Trustee under the Master Indenture dated as of July 1, 2002 (the "Base Indenture"), between FNANB Credit Card Master Note Trust (the "Note Trust") and the Indenture Trustee, as supplemented by the Indenture Supplement dated as of May 29, 2003 (the "Indenture Supplement" and, together with the Base Indenture, the "Indenture"), between the Note Trust and the Indenture Trustee, that:

                (i) The Indenture Trustee is the Indenture Trustee under the Indenture for the Holders and the beneficiary under the Policy;

                (ii) [ the Deficiency Amount for the [Distribution Date occurring on [_______________] (including the Class A Expected Final Payment Date)] or [the Series 2003-A Termination Date] (the "Applicable Distribution Date") is $[__________] (the "Deficiency Amount");]

                (iii) the amount of previously distributed payments to Holders on the Insured Obligations by or on behalf of the Note Trust that are recoverable and sought to be recovered as a preferential transfer pursuant to any applicable bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding is $[__________] (the "Preference Amount");

                (iv) the total Insured Amount due is $[___________], which amount equals the sum of the Deficiency Amount and the Preference Amount;

                (v) the Indenture Trustee has not before made a demand for the Insured Amount in respect of the Applicable Distribution Date;

                (vi) the Indenture Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Amount set forth in (ii) above to be

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        applied to the payment of the Deficiency Amount for the Applicable
        Distribution Date in accordance with the Indenture and for the dollar amount of the Insured Amount set forth in (iii) above to be applied to the payment of any Preference Amount;

                (vii) the Indenture Trustee directs that payment of the Insured Amount be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy: [INDENTURE TRUSTEE'S ACCOUNT]; and

                (viii) the Indenture Trustee hereby agrees that, following receipt of any Insured Payment from Ambac, it shall (a) hold such amount in trust for the Holders and apply the same directly to the distribution of payment on the Insured Obligations when due, (b) not apply such funds for any other purpose, (c) deposit such funds to the Collection Account, with respect to interest, and the Principal Funding Account, with respect to principal, and not commingle such funds with other funds held by the Indenture Trustee and (d) maintain an accurate record of such payments with respect to the Insured Obligations and the corresponding claim on the Policy and proceeds thereof.

                (ix) The Indenture Trustee, on behalf of the Holders, hereby assigns to Ambac the rights, and confirms that the Holders have assigned all rights of the Holders, under the Insured Obligations to the extent of any payment by Ambac under the Policy. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to Ambac in respect of such payments. Payments to Ambac in respect of the foregoing assignment, or with respect to any subrogation rights, shall in all cases be (A) subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due the Indenture Trustee on behalf of the Holders and the Holders on account of payments due on the Insured Obligations and (B) payable only to the extent funds are allocated and available therefor in accordance with the Indenture Supplement. The Indenture Trustee shall take such action and deliver such instruments prepared by Ambac, at Ambac's expense, as may be reasonably requested or required by Ambac to effectuate the purpose or provisions of this clause (ix).

                Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

                ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME, AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

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        IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this Notice under the Policy as of the [__] day of [_________], [_____].

                                           JPMORGAN CHASE BANK, as Indenture
                                             Trustee

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

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